Exhibit 21

NEWTEK BUSINESS SERVICES, INC.

SUBSIDIARIES

Name of Company	State of Incorporation/ Organization
Alabama Community Financial Services, LLC	Alabama
Automated Merchant Services, Inc. d/b/a Newtek Business Solutions	Florida
BJB Holdings, Inc.	New York
Business Connect, LLC	Texas
CCC Real Estate Holdings, LLC	Delaware
Colorado Outsourced Technology Solutions, LLC	Colorado
Community Financial Services, LLC	District of Columbia
CrystalTech Web Hosting, Inc. d/b/a Newtek Web Hosting	Arizona
CT Hosting, LLC	Texas
Elite of Wisconsin, LLC	Wisconsin
Exponential Business Development Company, Inc.	New York
First BankCard Alliance of Alabama, LLC d/b/a Newtek Merchant Solutions of Alabama	Alabama
Fortress Data Management, LLC d/b/a Newtek Financial Information Systems, and Newtek Data Storage	Texas
Global Business Advisers of Wisconsin, LLC dba Newtek Capital Advisors of Wisconsin	Wisconsin
Group Management Technologies, LLC d/b/a Newtek Financial Information Systems	Florida
Group Management Technologies of Louisiana, LLC d/b/a Newtek Financial Information Systems of Louisiana	Louisiana
Harvest Strategies, LLC d/b/a Harvest Strategies	New York
JCR Business Services LLC	New York
New Technologies Solutions, LLC d/b/a Newtek Strategies of Colorado	Colorado
Newtek Claims Processing, Inc.	New York
Newtek Insurance Agency, LLC	District of Columbia
Newtek Insurance Agency, Inc.	Maryland
Newtek Securities, LLC	New York
Newtek Small Business Finance, Inc.	New York
Newtek Tax Services, LLC	New York
Phoenix Development Group, LLC	Louisiana
Site Sage Web Development, LLC	Louisiana
Small Business Lending, Inc.	Delaware
Summit Systems & Designs, LLC d/b/a Newtek Web Hosting Service	Texas
The Texas Whitestone Group, LLC	Texas
Transworld Business Brokers of New York LLC d/b/a Newtek Business Exchange of New York	New York
Universal Processing Services of Colorado, LLC d/b/a Newtek Business Solutions	Colorado
Universal Processing Services of New York, LLC d/b/a Newtek Business Solutions	New York
Universal Processing Services of Wisconsin, LLC d/b/a Newtek Electronic Payment Processing and Newtek Merchant Solutions of Wisconsin	Wisconsin
The Whitestone Group, LLC	New York
Wilshire Advisors, LLC	New York
Wilshire Alabama Partners, LLC	Alabama
Wilshire Colorado Partners, LLC	Colorado
Wilshire DC Partners, LLC	District of Columbia
Wilshire Holdings I, Inc.	New York
Wilshire Holdings II, Inc.	New York
Wilshire Investors, LLC	Wisconsin
Wilshire Louisiana Bidco, LLC	Louisiana
Wilshire Louisiana Capital Management Fund, LLC	Louisiana

Wilshire Louisiana Partners II, LLC	Louisiana
Wilshire Louisiana Partners III, LLC	Louisiana
Wilshire Louisiana Partners IV, LLC	Louisiana
Wilshire New York Advisers II, LLC	New York
Wilshire New York Partners III, LLC	New York
Wilshire New York Partners IV, LLC	New York
Wilshire New York Partners V, LLC	New York
Wilshire Partners, LLC	Florida
Wilshire Texas Partners I, LLC	Texas